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                                                                 EXHIBIT 99.1



             SECTION 1. The Guaranty. (a) For valuable consideration, Roche Holding Ltd, a Swiss corporation ("Guarantor"), hereby unconditionally and irrevocably guarantees to Syntex Corporation, a Panama corporation (the "Company") the prompt and full performance and discharge by Roche Capital Corporation, a Panama corporation ("Buyer") and Roche (Panama) Corporation, a Delaware corporation ("Merger Subsidiary") (together, the "Obligors") of all of the covenants, agreements, obligations, liabilities, representations and warranties of the Obligors under the Acquisition Agreement and Plan of Merger dated as of May 1, 1994 (the "Agreement") among the Company, Buyer and Merger Subsidiary (collectively, the "Obligations"), in accordance with the terms hereof and thereof. Guarantor hereby guarantees to the Company full and complete performance by the Obligors of each and all of the Obligations, including, without limitation, the due and punctual payment of all amounts which may become due and payable to the Company. Guarantor acknowledges and agrees that, with respect to all obligations to pay money, such guaranty shall be a guaranty of payment and not of collection. If the Obligors shall default in the due and punctual performance of any of the Obligations or in the full and timely payment of any amounts owed pursuant to the Obligations, Guarantor will promptly cause to be performed such Obligations and will promptly cause full payment to be made of any amount due with respect thereto at its sole cost and expense.

             (b) Guarantor further guarantees to those officers and directors of the Company whom the Buyer has agreed will be indemnified and held harmless pursuant to Section 7.03 of the Agreement the full and complete performance by the Obligors of each and all of the obligations set forth in said Section 7.03, including, without limitation, any amounts due and payable to such officers and directors.

             SECTION 2. Guaranty Unconditional. The liabilities and obligations of Guarantor to the Company pursuant to this Guaranty shall be unconditional and irrevocable and shall not be conditioned or contingent upon the pursuit of any remedies against either Obligor or any other person.
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             SECTION 3.  Waivers of the Guarantor.  (a)  Guarantor hereby waives any right, whether legal or equitable, statutory or non-statutory, to require the Company to proceed against or take any action against or pursue any remedy with respect to the Obligors or any other person or make presentment or demand for performance or give any notice of nonperformance or pursue any other remedy in their power whatsoever before the Company may enforce rights against Guarantor hereunder. The unconditional obligation of Guarantor hereunder will not be affected, impaired or released by any extension, waiver, amendment or thing whatsoever which would release a guarantor (other than performance).
This Guaranty shall be construed as a continuing, absolute and unconditional guaranty of payment without regard to the validity or enforceability of the Agreement.

             (b) Guarantor hereby waives irrevocably any defense other than payment in full of the indebtedness, including without limitation any defense based upon or arising by reason of any disability or incapacity of the Obligors or lack of authority of any officer or director of the Obligors, the unenforceability of the indebtedness or any part thereof for any cause, or the cessation for any cause of the liability of the Obligors other than by payment in full of the indebtedness and any immunity (whether on the basis of sovereignty or otherwise) from the jurisdiction, attachment or execution to which it or its property might otherwise be entitled in any action arising out of or based upon this Guaranty which may be instituted in the courts of the Republic of Panama, the State of New York, the United States of America, or any other domestic or foreign jurisdiction.

             SECTION 4. Definitions. Terms used herein that are defined in the Acquisition Agreement are, unless otherwise defined, used herein as therein defined.

             SECTION 5. Representations and Warranties. (a) Corporate Existence and Power. The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of Switzerland, and has the requisite corporate powers required to carry on its business as now conducted. The Guarantor is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the


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financial condition, business or results of operations of the Guarantor.

             (b) Corporate Authorization. The execution, delivery and performance by the Guarantor of this Guaranty and the consummation by the Guarantor of the transactions contemplated hereby are within the Guarantor's corporate powers and have been duly authorized by all necessary corporate action. This Guaranty has been duly and validly executed and delivered by Guarantor and constitutes a valid and binding obligation of the Guarantor, enforceable in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

             (c) Governmental Authorization. The execution, delivery and performance by the Guarantor of this Guaranty require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than such filings or registrations with, or authorizations, consents or approvals of, governmental bodies, agencies, officials or authorities, the failure of which to make or obtain would not reasonably be expected to have a material adverse effect on the financial condition, business or results of operations of Guarantor.

             (d) Non-Contravention. The execution, delivery and performance by the Guarantor of this Guaranty and the consummation by the Guarantor of the transactions contemplated hereby do not and will not (i) contravene or conflict with the certificate of incorporation or bylaws of the Guarantor, (ii) assuming compliance with the matters referred to in Section 5(c), contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Guarantor or any of its subsidiaries or (iii) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Guarantor or to a loss of any benefit to which the Guarantor is entitled under any provision of any agreement, contract or other instrument binding upon the Guarantor or any license, franchise, permit or other similar authorization held by the Guarantor, except such as would not have a material adverse effect on the business, financial condition or results of operations of the Guarantor and its subsidiaries, taken as a whole.

             SECTION 6. Covenants of Guarantor. (a) Guarantor hereby agrees to vote any Shares beneficially





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owned by it, and to cause any Shares beneficially owned by any of its subsidiaries to be voted, in favor of adoption of the Agreement and the Merger at the meeting of the Company's stockholders called for that purpose.

             SECTION 7. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to:

                     Dr. Felix Amrein
                     Roche Holding Ltd
                     Grenzacherstrasse 124
                     CH - 4002 Basel
                     Switzerland
                     Telecopier:  011-41-61-688-1396

       with a copy to:

                     Peter R. Douglas, Esq.
                     Davis Polk & Wardwell
                     450 Lexington Avenue
                     New York, NY  10017
                     Telecopier:  (212) 450-4800

or such other address or telecopier number as such party may hereafter specify for the purpose by notice to the parties to the Agreement. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and the appropriate confirmation is received or (ii) if given by any other means, when delivered at the address specified in this Section.

             SECTION 8. Authorized Agent and Venue. The Guarantor hereby appoints Davis Polk & Wardwell as its authorized agent upon whom process may be served in any action or proceeding arising out of or based upon this Guaranty. Any dispute arising out of this Guaranty or out of any other agreement executed in connection with the transactions contemplated by this guaranty shall be brought in any State or Federal court in the State of New York, and, by execution and delivery of this Guaranty, each of the parties to this Guaranty accepts for itself the exclusive jurisdiction of such courts and irrevocably agrees to be bound by any judgment rendered thereby.

             SECTION 9. Successors and Assigns. The provisions of this Guaranty shall be binding upon and inure to the benefit of and enforceable by the Company and its respective successors and assigns. This Guaranty is





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intended (i) to be for the benefit of holders of Shares outstanding at the
Effective Time and for the benefit of the officers and directors referred to in
Section 1(b) hereof and (ii) to grant to such holders, officers and directors, respectively the rights of the Company specified herein.

             SECTION 10. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

             SECTION 11. Attorney's Fees and Costs. In addition to the amounts guaranteed under this Guaranty, the Guarantor agrees to pay all reasonable attorneys' fees and all other costs and expenses incurred by the beneficiaries hereof in enforcing this Guaranty in any action or proceeding arising out of, or relating to, this Guaranty.

             SECTION 12. Nonwaiver of Rights of Obligees. No right or power of any person under this Guaranty shall be deemed to have been waived by any act or conduct on the part of such person, or by any neglect to exercise that right or power, or by any delay in so doing; and every right or power shall continue in full force and effect until specifically waived or released by an instrument in writing executed by such person.

             SECTION 13. Invalidity. If any provision of this Guaranty contravenes or is held invalid under the laws of any jurisdiction, this Guaranty shall be construed as though it did not contain that provision, and the rights and liabilities of the parties shall be construed and enforced accordingly.





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             IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed as of this 1st day of May 1994.


                                               ROCHE HOLDING LTD



                                               By /s/ Henri B. Meier
                                                 -------------------
                                                 Name: Henri B. Meier
                                                 Title: Vice President

Agreed and Accepted:

SYNTEX CORPORATION



By  /s/ Paul E. Freiman
   -----------------------
   Name:  Paul E. Freiman
   Title:  Chief Executive Officer





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